UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code 301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 3, 2012, Spherix Incorporated (the “Company”) sold all of the issued and outstanding capital stock of its consulting subsidiary, Spherix Consulting, Inc., to ChromaDex, Inc. for nominal consideration of less than $1,000.  The Company also reported the resignation of Dr. Claire L. Kruger as the Chief Executive Officer/Chief Operating Officer of the Company, and reported a retention understanding with Mr. Robert L. Clayton as the Company’s Chief Financial Officer through March 31, 2013.  This amendment to the Form 8-K filed on December 6, 2012 is filed to include Exhibit 99.2 hereto, present the retroactively adjusted financial statements for the quarter ended September 30, 2012 and for the year ended December 31, 2011, to reflect Spherix Consulting, Inc. as a discontinued operation for all periods presented, Exhibit 99.3 the Termination of Employment and General Release Agreement with Claire L. Kruger, Exhibit 99.4 the Benefits Agreement with Claire L. Kruger, and Exhibit 99.5 the Retention Agreement with Robert L. Clayton.

Section 9 — Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits

Exhibit
Number	Description

99.2

Retroactively adjusted financial statements for the quarter ended September 30, 2012 and for the year ended December 31, 2011, to reflect Spherix Consulting, Inc. as a discontinued operation for all periods presented.

99.3	Termination of Employment and General Release Agreement dated as of December 3, 2012, by and between Claire L. Kruger and the Company.
99.4	Benefits Agreement dated as of December 3, 2012, by and between Claire L. Kruger and the Company.
99.5	Retention Agreement dated as of December 12, 2012, by and between Robert L. Clayton and the Company.
101.1	XBRL Instance Document
101.2	XBRL Taxonomy Extension Schema Document
101.3	XBRL Taxonomy Extension Calculation Linkbase Document
101.4	XBRL Taxonomy Extension Definition Linkbase Document
101.5	XBRL Taxonomy Extension Label Linkbase Document
101.6	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	December 17, 2012